EXHIBIT 23.2


                             RICHARDSON & PATEL LLP
                         10900 WILSHIRE BLVD. SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182


June 21, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8

Dear Sir/Madame:

           We have acted as counsel to 5G Wireless Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of one hundred fifty million (150,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2004 Non-Employee Directors and Consultants Retainer Stock Plan. We hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                 Sincerely,


                                                 /s/ Richardson & Patel LLP
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